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                                                                      EXHIBIT 99


            AMSURG CORP. TO BROADCAST SECOND QUARTER CONFERENCE CALL
                              LIVE ON THE INTERNET


NASHVILLE, Tenn. (July 8, 2003) - AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2003 second quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, at http://www.companyboardroom.com or at http://www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on Tuesday, July 22, 2003. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2003, AmSurg owned a majority interest in 107 centers and had 11 centers under development.


Contact:
       Claire M. Gulmi
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283